Exhibit 99.1

THE WENDY’S COMPANY REPORTS SECOND QUARTER 2018 RESULTS

North America same-restaurant sales increase 1.9% (+5.1% on a two-year basis)

22nd consecutive quarter of positive same-restaurant sales

36 global restaurant openings during second quarter of 2018

Company remains on target to achieve all 2018 financial guidance

Dublin, Ohio (August 7, 2018) – The Wendy’s Company (NASDAQ: WEN) today reported unaudited results for the second quarter ended July 1, 2018.

“We have now recorded 22 consecutive quarters of positive same-restaurant sales, a streak that continues to be unmatched in the QSR hamburger category,” President and Chief Executive Officer Todd Penegor said. “On the strength of our balanced marketing approach and focus to profitably grow our restaurants we delivered a strong, sequentially improving second quarter restaurant margin. Our resilient business model continues to deliver consistent growth and we remain on track to achieve our 2018 financial guidance targets. Our relentless focus on executing every element of The Wendy’s Way by providing food our customers love, friendly service, value, and an inviting atmosphere will continue to drive growth in the future.”

Second Quarter 2018 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Second Quarter		Year-to-Date
	2018	2017	2018	2017

	(Unaudited)		(Unaudited)

North America Same-Restaurant Sales Growth(1)	1.9%	3.2%	1.8%	2.4%

Global Restaurant Openings

North America - Total / Net	25 / 13	10 / -11	41 / 4	28 / -5
International - Total / Net	11 / 10	25 / 24	28 / 18	40 / 32
Global - Total / Net	36 / 23	35 / 13	69 / 22	68 / 27

Global Systemwide Sales (In US$ Millions)(2)

North America	$2,602	$2,521	$5,006	$4,859
International(3)	$132	$119	$259	$231
Global	$2,734	$2,640	$5,265	$5,090

Operational Highlights (Continued)	Second Quarter		Year-to-Date
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Global Systemwide Sales Growth(1)
North America	2.7%	4.1%	2.7%	3.4%
International(3)	12.8%	16.4%	13.2%	15.2%
Global Systemwide Sales Growth	3.1%	4.6%	3.2%	3.9%

(1) Same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Systemwide sales include sales at both Company-operated and franchise restaurants. Sales by franchise restaurants are not recorded as Company revenues. However, the Company’s royalty revenues are computed as percentages of sales made by franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.

(3) Excludes Venezuela.

Financial Highlights	Second Quarter			Year-to-Date
	2018	2017(1)	B / (W)	2018	2017(1)	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$411.0	$395.4	3.9%	$791.6	$756.4	4.6%
Adjusted Revenues(2)	$326.4	$312.2	4.6%	$628.1	$595.0	5.6%
Company Operated Restaurant Margin	17.4%	18.8%	(1.4)%	15.8%	17.5%	(1.7)%
General and Administrative Expense	$49.2	$50.1	1.8%	$99.5	$101.4	1.8%
Operating Profit	$71.5	$17.6	305.3%	$126.7	$75.4	68.2%
Net Income	$29.9	$(5.9)	606.1%	$50.0	$14.6	243.1%
Adjusted EBITDA	$109.5	$107.9	1.5%	$200.4	$194.1	3.2%
Adjusted EBITDA Margin(3)	33.6%	34.6%	(1.0)%	31.9%	32.6%	(0.7)%
Reported Diluted Earnings Per Share	$0.12	$(0.02)	700.0%	$0.20	$0.06	233.3%
Adjusted Earnings Per Share	$0.14	$0.13	7.7%	$0.25	$0.21	19.0%
Cash Flows from Operations				$148.4	$105.8	40.3%
Capital Expenditures				$(23.9)	$(32.1)	25.6%
Year-to-Date Free Cash Flow(4)				$117.8	$88.2	33.6%

(1) Income statement numbers are presented on a recast basis to account for the impact of the new revenue recognition accounting standard as if the full retrospective method of adoption had been used. Please refer to the income statement, adjusted EBITDA and adjusted EPS recast reconciliations that accompany this release for further details.

(2) Total revenues less advertising funds revenue.

(3) Adjusted EBITDA divided by adjusted revenues. The definition of adjusted EBITDA has changed in fiscal year 2018 to exclude revenues from our advertising funds that are now included in our total revenues under the new revenue recognition accounting standard.

(4) Cash flows from operations minus capital expenditures and the impact of the advertising funds.

Second Quarter Financial Highlights

Adjusted Revenues

The increase in adjusted revenues resulted primarily from positive same-restaurant sales at Company-operated and Franchise-operated restaurants which led to increased sales and franchise royalties, respectively, and increased rental revenue related to Franchise Flips completed in 2017.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation, commodity costs, and higher insurance costs, partially offset by pricing actions.

General & Administrative Expense

The decrease in general and administrative expense was primarily the result of lower professional fees and lower employee compensation and related expenses as a result of the Company’s G&A savings initiative.

Operating Profit

The increase in operating profit resulted primarily from the system optimization pre-tax losses of $43.1 million dollars related to the DavCo-NPC transaction in the second quarter of 2017 and prior year reorganization and realignment costs related to the Company’s G&A savings initiative.

Net Income

The increase in net income resulted primarily from the system optimization losses related to the DavCo-NPC transaction in the second quarter of 2017 and prior year reorganization and realignment costs related to the Company’s G&A savings initiative.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from revenue growth, including net rental income, partially offset by a decrease in Company-operated restaurant margin.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from the positive impact of a lower tax rate from the Tax Cuts and Jobs Act of 2017, partially offset by higher depreciation and amortization expense.

Year-to-Date Free Cash Flow

The increase in free cash flow resulted from an increase in cash flows from operations and a decrease in capital expenditures. The increase in cash flows from operations resulted primarily from a favorable change in working capital.

New Restaurant Development

In the second quarter of 2018 the Company had 36 global restaurant openings, and an increase of 23 net new units. The Company now expects 2018 global net new unit growth of approximately 1.5 percent. We continue to expect approximately 1 percent growth in North America but now expect approximately 10 percent growth in International.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the second quarter, 46 percent of the global system was image activated. This compares to 43 percent image activated at the end of 2017. The Company continues to expect approximately 10 percent of the global system to be image activated on an annual basis through 2020.

Franchise Flips

In the second quarter of 2018, the Company facilitated 64 Franchise Flips. The Company will continue to facilitate Franchise Flips to ensure that restaurants are operated by well-capitalized franchisees that are committed to long-term growth. The Company continues to expect that approximately 200 Franchise Flips will be completed in 2018.

Company repurchases 2.7 million shares for $45.7 million in the second quarter

The Company repurchased 2.7 million shares for $45.7 million in the second quarter at an average price of $17.03 per share. As of the end of the quarter, the Company had approximately $112.5 million remaining on its existing share repurchase authorization of $175 million, which expires on March 3, 2019.

2018 outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as national advertising funds’ revenues and expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net and timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, free cash flow or reported tax rate or a reconciliation of those projected measures.

The amounts shown below reflect the impact of the new revenue recognition accounting standard, certain other income statement reclassifications and the Tax Cuts and Jobs Act of 2017. The Company continues to expect aspects of the Tax Cuts and Jobs Act of 2017 to be clarified in the future, which could affect elements of the 2018 outlook. For more information regarding the changes related to the new revenue recognition accounting standard and other income statement reclassifications that were made to our prior year financial statements, please reference the publicly available presentation in the supplemental financial information located in the Investors section of the Company’s website at www.wendys.com/investor-relations.

The Company continues to expect:

•	North America same-restaurant sales growth of approximately 2.0 to 2.5 percent.
•	Commodity inflation of approximately 1 to 2 percent.
•	Labor inflation of approximately 3 to 4 percent.
•	Company-operated restaurant margin of approximately 17 to 18 percent.
•	General and administrative expense of approximately $195 million.
•	Adjusted EBITDA of approximately $420 to $430 million, an increase of approximately 8 to 10 percent compared to recast 2017 results.
•	Adjusted EBITDA margin of approximately 33 to 34 percent.
•	Interest expense of approximately $120 million.
•	Depreciation and amortization expense of approximately $130 million.
•	Adjusted tax rate of approximately 21 to 23 percent.
•	Adjusted earnings per share of approximately $0.55 to $0.57, an increase of approximately 41 to 46 percent compared to recast 2017 results.
•	Cash flows from operations of approximately $295 to $320 million.
•	Capital expenditures of approximately $75 to $80 million.
•	Free cash flow of approximately $220 to $240 million, an increase of approximately 29 to 41 percent compared to 2017.

Company on track to achieve 2020 goals

The Company continues to expect to achieve the following goals by the end of 2020:

•	Global systemwide sales (in constant currency and excluding Venezuela) of ~$12 billion.
•	Global restaurant count of ~7,250.
•	Global Image Activation of at least 70 percent.
•	Adjusted EBITDA margin of 37 to 39 percent.
•	Free cash flow of ~$300 million (capital expenditures of ~$65 million).

Conference call and webcast scheduled for 9:00 a.m. tomorrow, August 8

The Company will host a conference call on Wednesday, August 8 at 9 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.wendys.com/investor-relations. The related presentation materials will also be available on the Investors section Company’s website. The live conference call will be available by telephone at (877) 572-6014 for domestic callers and (281) 913-8524 for international callers. An archived webcast and presentation materials will be available on the Investors section of the Company’s website.

Forward-looking statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”) and the Company’s stated 2020 goals. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;
(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, unemployment and decreased consumer spending levels;
(3)	the ability to effectively manage the acquisition and disposition of restaurants;
(4)	cost and availability of capital;
(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;
(6)	the financial condition of the Company’s franchisees;
(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;
(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;
(9)

risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees, including the cybersecurity incident previously announced;

(10)	the effects of negative publicity that can occur from increased use of social media;
(11)	the availability of suitable locations and terms for the development of new restaurants;
(12)	risks associated with the Image Activation program;
(13)	adoption of new, or changes in, laws, regulations or accounting standards (including the new guidance on leases that will become effective for fiscal 2019), policies and practices;
(14)	changes in debt, equity and securities markets;
(15)	goodwill and long-lived asset impairments;

(16)	changes in interest rates;
(17)

the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;

(18)

risks associated with the Company’s debt refinancing, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;

(19)	risks associated with the amount and timing of share repurchases under the $175 million share repurchase program approved by the Board of Directors; and
(20)

other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact.

The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure regarding non-GAAP financial measures

In addition to the GAAP financial measures presented in this release, the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales. Adjusted revenue, Adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and adjusted tax rate exclude certain expenses and benefits as detailed in the reconciliation tables that accompany this release. The Company uses these non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, systemwide sales and free cash flow are also used by the Company in establishing performance goals for purposes of executive compensation.

The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus capital expenditures and advertising funds restricted assets and liabilities, as reported under GAAP. Advertising funds restricted assets and liabilities are excluded because they are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under U.S. General Accepted Accounting Principles, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, free cash flow, adjusted tax rate, and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures.

Key business measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales and systemwide sales, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance. Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (NASDAQ: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,600 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Month Periods Ended July 1, 2018 and July 2, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2018	2017 (a)	2018	2017 (a)
Revenues:
Sales	$167,344	$160,859	$320,993	$309,071
Franchise royalty revenue and fees	107,559	112,548	205,467	207,238
Franchise rental income	51,529	46,935	101,636	89,852
Advertising funds revenue	84,570	—	163,470	—

	411,002	320,342	791,566	606,161

Costs and expenses:
Cost of sales	138,154	130,581	270,373	255,124
Franchise support and other costs	7,031	3,789	13,204	7,432
Franchise rental expense	24,306	21,897	47,569	40,765
Advertising funds expense	84,570	—	163,470	—
General and administrative	49,163	50,059	99,519	101,373
Depreciation and amortization	33,427	31,309	65,579	60,474
System optimization (gains) losses, net	(92)	41,050	478	39,643
Reorganization and realignment costs	3,124	17,699	5,750	17,880
Impairment of long-lived assets	1,603	253	1,809	763
Other operating income, net	(1,767)	(2,089)	(2,930)	(3,807)

	339,519	294,548	664,821	519,647

Operating profit	71,483	25,794	126,745	86,514
Interest expense, net	(30,136)	(28,935)	(60,314)	(57,910)
Loss on early extinguishment of debt	—	—	(11,475)	—
Other income, net	917	2,844	1,661	3,233

Income (loss) before income taxes	42,264	(297)	56,617	31,837
Provision for income taxes	(12,388)	(1,548)	(6,582)	(11,341)

Net income (loss)	$29,876	$(1,845)	$50,035	$20,496

Net income (loss) per share
Basic	$.13	$(.01)	$.21	$.08
Diluted	.12	(.01)	.20	.08

Number of shares used to calculate basic income (loss) per share	238,991	245,261	239,459	245,933

Number of shares used to calculate diluted income (loss) per share	246,152	245,261	247,285	253,896

(a)

2017 condensed consolidated statements of operations reflect reclassifications to conform to the current year presentation; however, they do not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of July 1, 2018 and December 31, 2017

(In Thousands Except Par Value)

(Unaudited)

	July 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$194,939	$171,447
Restricted cash	30,000	32,633
Accounts and notes receivable, net	95,121	114,390
Inventories	3,283	3,156
Prepaid expenses and other current assets	22,414	20,125
Advertising funds restricted assets	87,688	62,602

Total current assets	433,445	404,353
Properties	1,226,961	1,263,059
Goodwill	741,783	743,334
Other intangible assets	1,301,463	1,321,585
Investments	52,144	56,002
Net investment in direct financing leases	228,838	229,089
Other assets	95,545	79,516

Total assets	$4,080,179	$4,096,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,250	$22,750
Current portion of capital lease obligations	7,868	7,422
Accounts payable	21,321	22,764
Accrued expenses and other current liabilities	103,351	111,624
Advertising funds restricted liabilities	96,972	62,602

Total current liabilities	252,762	227,162
Long-term debt	2,313,448	2,263,688
Capital lease obligations, net of current portion	458,212	460,542
Deferred income taxes	274,344	299,053
Deferred franchise fees	93,139	10,881
Other liabilities	257,735	262,409

Total liabilities	3,649,640	3,523,735
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 238,083 and 240,512 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,883,167	2,885,955
Accumulated deficit	(224,120)	(163,289)
Common stock held in treasury, at cost; 232,341 and 229,912 shares, respectively	(2,219,100)	(2,150,307)
Accumulated other comprehensive loss	(56,450)	(46,198)

Total stockholders’ equity	430,539	573,203

Total liabilities and stockholders’ equity	$4,080,179	$4,096,938

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Month Periods Ended July 1, 2018 and July 2, 2017

(In Thousands)

(Unaudited)

	Six Months Ended
	2018	2017
Cash flows from operating activities:
Net income	$50,035	$20,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,579	60,474
Share-based compensation	9,591	11,372
Impairment of long-lived assets	1,809	763
Deferred income tax	(2,508)	(2,496)
Non-cash rental income, net	(6,239)	(5,286)
Net receipt of deferred vendor incentives	4,904	7,077
System optimization losses, net	478	39,643
Gain on sale of investments, net	—	(2,553)
Distributions received from TimWen joint venture	5,756	5,524
Equity in earnings in joint ventures, net	(3,648)	(3,786)
Long-term debt-related activities, net	15,036	6,038
Other, net	(1,093)	3,296
Changes in operating assets and liabilities:
Accounts and notes receivable, net	8,315	(9,557)
Inventories	(150)	(71)
Prepaid expenses and other current assets	(891)	(2,116)
Advertising funds restricted assets and liabilities	6,734	(14,522)
Accounts payable	747	(4,484)
Accrued expenses and other current liabilities	(6,034)	(4,051)

Net cash provided by operating activities	148,421	105,761

Cash flows from investing activities:
Capital expenditures	(23,898)	(32,117)
Acquisitions	—	(86,788)
Dispositions	1,814	77,980
Proceeds from sale of investments	—	3,282
Notes receivable, net	(538)	(2,225)
Payments for investments	(13)	(375)

Net cash used in investing activities	(22,635)	(40,243)

Cash flows from financing activities:
Proceeds from long-term debt	930,809	6,359
Repayments of long-term debt	(881,633)	(18,262)
Deferred financing costs	(17,340)	(740)
Repurchases of common stock	(84,307)	(50,527)
Dividends	(40,645)	(34,447)
Proceeds from stock option exercises	13,197	6,385
Payments related to tax withholding for share-based compensation	(9,269)	(2,956)
Contingent consideration payment	(6,100)	—

Net cash used in financing activities	(95,288)	(94,188)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	30,498	(28,670)
Effect of exchange rate changes on cash	(4,401)	3,267

Net increase (decrease) in cash, cash equivalents and restricted cash	26,097	(25,403)
Cash, cash equivalents and restricted cash at beginning of period	212,824	275,949

Cash, cash equivalents and restricted cash at end of period	$238,921	$250,546

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2018	2017 (a)	2018	2017 (a)

Net income (loss)	$29,876	$(1,845)	$50,035	$20,496
Provision for income taxes	12,388	1,548	6,582	11,341

Income (loss) before income taxes	42,264	(297)	56,617	31,837
Other income, net	(917)	(2,844)	(1,661)	(3,233)
Loss on early extinguishment of debt	—	—	11,475	—
Interest expense, net	30,136	28,935	60,314	57,910

Operating profit	71,483	25,794	126,745	86,514
Plus (less):
Depreciation and amortization	33,427	31,309	65,579	60,474
System optimization (gains) losses, net	(92)	41,050	478	39,643
Reorganization and realignment costs	3,124	17,699	5,750	17,880
Impairment of long-lived assets	1,603	253	1,809	763

Adjusted EBITDA	$109,545	$116,105	$200,361	$205,274

Revenues	$411,002	$320,342	$791,566	$606,161
Less:
Advertising funds revenue	(84,570)	—	(163,470)	—

Adjusted revenues	$326,432	$320,342	$628,096	$606,161

Adjusted EBITDA margin	33.6%	36.2%	31.9%	33.9%

(a)

2017 reconciliation of net (loss) income to adjusted EBITDA does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income (Loss) and Diluted Earnings (Loss) Per Share to

Adjusted Income and Adjusted Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2018	2017 (a) (b)	2018	2017 (a)
Net income (loss)	$29,876	$(1,845)	$50,035	$20,496

Plus (less):
Advertising funds revenue	(84,570)	—	(163,470)	—
Advertising funds expense	84,570	—	163,470	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	—	(2)	—	447
System optimization (gains) losses, net	(92)	41,050	478	39,643
Reorganization and realignment costs	3,124	17,699	5,750	17,880
Impairment of long-lived assets	1,603	253	1,809	763
Loss on early extinguishment of debt	—	—	11,475	—

Total adjustments	4,635	59,000	19,512	58,733
Income tax impact on adjustments (c)	(1,104)	(20,002)	(4,972)	(20,036)
Tax reform	828	—	(2,795)	—

Total adjustments, net of income taxes	4,359	38,998	11,745	38,697

Adjusted income	$34,235	$37,153	$61,780	$59,193

Diluted earnings (loss) per share	$.12	$(.01)	$.20	$.08
Total adjustments per share, net of income taxes	.02	.16	.05	.15

Adjusted earnings per share	$.14	$.15	$.25	$.23

Reported number of shares used to calculate diluted income (loss) per share	246,152	245,261	247,285	253,896
Plus: Dilutive effect of stock options and restricted shares	—	8,292	—	—

Adjusted number of shares used to calculate adjusted earnings per share	246,152	253,553	247,285	253,896

(a)

2017 reconciliation of net (loss) income and diluted (loss) earnings per share to adjusted income and adjusted earnings per share does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

(b)

Adjusted earnings per share for the second quarter of 2017 includes the dilutive effect of stock options and restricted shares, which were excluded from the reported number of shares used to calculate diluted loss per share, as the impact would have been anti-dilutive. Included above is a reconciliation of the number of shares used to calculate adjusted earnings per share amounts.

(c)

The provision for (benefit from) income taxes on “System optimization (gains) losses, net” was $102 and $(13,013) for the three months ended July 1, 2018 and July 2, 2017, respectively, and $(46) and ($12,606) for the six months ended July 1, 2018 and July 2, 2017, respectively. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.52% and 38.94% for the three months ended July 1, 2018 and July 2, 2017, respectively, and 25.88% and 38.92% for the six months ended July 1, 2018 and July 2, 2017, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Six Month Periods Ended July 1, 2018 and July 2, 2017

(In Thousands)

(Unaudited)

	Six Months Ended
	2018	2017
Net cash provided by operating activities	$148,421	$105,761
Less:
Capital expenditures	(23,898)	(32,117)
Advertising funds impact	(6,734)	14,522

Free cash flow	$117,789	$88,166

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Three Month Period Ended July 2, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$160,859	$—	$—	$160,859
Franchise royalty revenue and fees	112,548	(8,156)	—	104,392
Franchise rental income	46,935	—	—	46,935
Advertising funds revenue	—	—	83,229	83,229

	320,342	(8,156)	83,229	395,415

Costs and expenses:
Cost of sales	130,581	—	—	130,581
Franchise support and other costs	3,789	—	—	3,789
Franchise rental expense	21,897	—	—	21,897
Advertising funds expense	—	—	83,229	83,229
General and administrative	50,059	—	—	50,059
Depreciation and amortization	31,309	—	—	31,309
System optimization losses, net	41,050	—	—	41,050
Reorganization and realignment costs	17,699	—	—	17,699
Impairment of long-lived assets	253	—	—	253
Other operating income, net	(2,089)	—	—	(2,089)

	294,548	—	83,229	377,777

Operating profit	25,794	(8,156)	—	17,638
Interest expense, net	(28,935)	—	—	(28,935)
Other income, net	2,844	—	—	2,844

Loss before income taxes	(297)	(8,156)	—	(8,453)
(Provision for) benefit from income taxes	(1,548)	4,098	—	2,550

Net loss	$(1,845)	$(4,058)	$—	$(5,903)

Basic and diluted net loss per share	$(.01)	$(.01)	$—	$(.02)

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Six Month Period Ended July 2, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$309,071	$—	$—	$309,071
Franchise royalty revenue and fees	207,238	(11,159)	—	196,079
Franchise rental income	89,852	—	—	89,852
Advertising funds revenue	—	—	161,411	161,411

	606,161	(11,159)	161,411	756,413

Costs and expenses:
Cost of sales	255,124	—	—	255,124
Franchise support and other costs	7,432	—	—	7,432
Franchise rental expense	40,765	—	—	40,765
Advertising funds expense	—	—	161,411	161,411
General and administrative	101,373	—	—	101,373
Depreciation and amortization	60,474	—	—	60,474
System optimization losses, net	39,643	—	—	39,643
Reorganization and realignment costs	17,880	—	—	17,880
Impairment of long-lived assets	763	—	—	763
Other operating income, net	(3,807)	—	—	(3,807)

	519,647	—	161,411	681,058

Operating profit	86,514	(11,159)	—	75,355
Interest expense, net	(57,910)	—	—	(57,910)
Other income, net	3,233	—	—	3,233

Income before income taxes	31,837	(11,159)	—	20,678
Provision for income taxes	(11,341)	5,245	—	(6,096)

Net income	$20,496	$(5,914)	$—	$14,582

Basic and diluted net income per share	$.08	$(.02)	$—	$.06

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net (Loss) Income to Recast Adjusted EBITDA (a)

(In Thousands)

(Unaudited)

	Three Months Ended	Six Months Ended
	2017	2017

Net (loss) income	$(5,903)	$14,582
(Benefit from) provision for income taxes	(2,550)	6,096

(Loss) income before income taxes	(8,453)	20,678
Other income, net	(2,844)	(3,233)
Interest expense, net	28,935	57,910

Operating profit	17,638	75,355
Plus (less):
Advertising funds revenue	(83,229)	(161,411)
Advertising funds expense	83,229	161,411
Depreciation and amortization	31,309	60,474
System optimization losses, net	41,050	39,643
Reorganization and realignment costs	17,699	17,880
Impairment of long-lived assets	253	763

Adjusted EBITDA	$107,949	$194,115

Revenues	$395,415	$756,413
Less:
Advertising funds revenue	(83,229)	(161,411)

Adjusted revenues	$312,186	$595,002

Adjusted EBITDA margin	34.6%	32.6%

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net (loss) income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net (Loss) Income and Diluted (Loss) Earnings Per Share to

Recast Adjusted Income and Adjusted Earnings Per Share (a)

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended	Six Months Ended
	2017 (b)	2017

Net (loss) income	$(5,903)	$14,582

Plus (less):
Advertising funds revenue	(83,229)	(161,411)
Advertising funds expense	83,229	161,411
Depreciation of assets that will be replaced as part of the Image Activation initiative	(2)	447
System optimization losses, net	41,050	39,643
Reorganization and realignment costs	17,699	17,880
Impairment of long-lived assets	253	763

Total adjustments	59,000	58,733
Income tax impact on adjustments	(20,002)	(20,036)

Total adjustments, net of income taxes	38,998	38,697

Adjusted income	$33,095	$53,279

Diluted (loss) earnings per share	$(.02)	$.06
Total adjustments per share, net of income taxes	.15	.15

Adjusted earnings per share	$.13	$.21

Reported number of shares used to calculate diluted (loss) income per share	245,261	253,896
Plus: Dilutive effect of stock options and restricted shares	8,292	—

Adjusted number of shares used to calculate adjusted earnings per share	253,553	253,896

(a)

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net (loss) income and diluted (loss) earnings per share to recast adjusted income and adjusted earnings per share reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

(b)

Adjusted earnings per share for the second quarter of 2017 includes the dilutive effect of stock options and restricted shares, which were excluded from the reported number of shares used to calculate diluted loss per share, as the impact would have been anti-dilutive. Included above is a reconciliation of the number of shares used to calculate adjusted earnings per share amounts.